EXHIBIT 5.1

[Letterhead of Maynard Nexsen PC]

July 12, 2024

Lakeland Industries, Inc.

1525 Perimeter Parkway, Suite 325

Huntsville, Alabama 35806

Ladies and Gentlemen:

We have acted as counsel to Lakeland Industries, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) on this date with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) each time that the Company offers and sells securities. The Registration Statement registers under the Securities Act the following types of securities (the “Securities”): (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities and/or Units (as defined below) (“Warrants”); (v) rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants and/or Units (“Rights”); and (vi) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants and Rights (“Units”). The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

The Debt Securities may be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and a trustee to be named therein, as trustee (the “Trustee”) and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named therein, as warrant agent. The Rights may be issued pursuant to a rights agreement (the “Rights Agreement”) to be entered into between the Company and a rights agent to be selected by the Company. The Units may be issued pursuant to a unit agreement (the “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named therein, as unit agent.

We have examined and relied upon signed copies of the Registration Statement being filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Restated Certificate of Incorporation of the Company (as amended to date, the “Certificate of Incorporation”), the Amended and Restated By-laws of the Company (as amended to date, the “Bylaws”), and resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Lakeland Industries, Inc.

July 12, 2024

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus, and any applicable Prospectus Supplement; (iv) in the case of Debt Securities, (a) the Indenture will be duly authorized, executed and delivered by the Trustee in substantially the form filed as Exhibit 4.6 to the Registration Statement, (b) the Trustee will be duly eligible to serve as trustee, and (c) the Debt Securities will be duly authenticated by the Trustee named in the Indenture; (v) any Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (ix) with respect to shares of Preferred Stock offered, there will be sufficient shares of Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (x) if issued in certificated form, valid book-entry notations for the issuance of the Common Stock or the Preferred Stock, as applicable, will have been duly made in the share register of the Company; (xi) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; and (xii) any Warrant Agreement, Rights Agreement or Unit Agreement will be governed by the laws of the State of New York or Delaware.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of such Securities, the Board of Directors of the Company (or any committee of such Board of Directors or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or any committee of such Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, (iii) general equitable principles, and (iv) acceleration of the Debt Securities, which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Lakeland Industries, Inc.

July 12, 2024

We note that, as of the date of this opinion letter, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. A state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) that provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses, (ix) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies or (x) relating to choice of law or consent to jurisdiction.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations herein set forth, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) specifically authorized for issuance by proper action of the Board of Directors of the Company or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation, the Bylaws and the Authorizing Resolutions, (iii) the shares of Common Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement or upon conversion or exercise of any Security offered under the Registration Statement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, and, if all the foregoing actions are taken pursuant to the authority granted in the Authorizing Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered in the opinion in this paragraph includes any Common Stock of the Company that may be issued as part of the Units or upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

Lakeland Industries, Inc.

July 12, 2024

2. With respect to shares of Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the terms of the issuance and sale of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, the Bylaws and the Authorizing Resolutions, (iii) the shares of Preferred Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement or upon conversion or exercise of any Security offered under the Registration Statement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Preferred Stock, and, if all the foregoing actions are taken pursuant to the authority granted in the Authorizing Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock will be validly issued, fully paid and non-assessable. The Preferred Stock covered in the opinion in this paragraph includes any Preferred Stock of the Company that may be issued as part of the Units or upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Indenture has been duly authorized, executed and delivered by the Company, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and the Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, and if all the foregoing actions are taken pursuant to the authority granted in the Authorizing Resolutions, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any Rights or Units that may be issued under the Indenture relating to the Debt Securities.

Lakeland Industries, Inc.

July 12, 2024

4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed by the Company and countersigned in accordance with any Warrant Agreement and the Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, and if all the foregoing actions are taken pursuant to the authority granted in the Authorizing Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Debt Securities.

5. With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Rights Agreement has been duly authorized, executed and delivered by the Company, (iii) the terms of the Rights and of their issuance and sale have been duly established in conformity with any applicable Rights Agreement and the Authorizing Resolutions, (iv) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the applicable Rights Agreement and delivered against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, and if all the foregoing actions are taken pursuant to the authority granted in the Authorizing Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Rights covered by the opinion in this paragraph include any Rights that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Debt Securities.

6. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with any applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with any applicable Unit Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, and if all the foregoing actions are taken pursuant to the authority granted in the Authorizing Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Debt Securities.

Lakeland Industries, Inc.

July 12, 2024

To the extent that any opinion herein relates to the enforceability of the choice of New York law and selection of a New York forum or exclusive jurisdiction provisions contained in any instrument or agreement governing the terms of the Securities or in any underwriting or other purchase agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in Sections 5-1401 and 5-1402 of the New York General Obligations Law and (ii) principles of public policy, comity and constitutionality.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The above opinions are expressed as of the date hereof unless otherwise expressly stated herein and are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to us under the heading “Legal Matters” in the Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Maynard Nexsen PC